Exhibit 5.1

Linklaters LLP 1290 Avenue of the Americas New York, NY 10104 Telephone (1) 212 903 9000 Facsimile (1) 212 903 9100

Intapp, Inc.
3101 Park Blvd
Palo Alto, CA 94306

May 13, 2026

Ladies and Gentlemen,

We have acted as counsel to Intapp, Inc., a Delaware corporation (the “Issuer”) in connection with the preparation and filing of the Issuer’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on May 13, 2026, relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act by the Issuer or one or more selling securityholders of: (A) (i) shares of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of one or more series of the Issuer’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) one or more series of the Issuer’s debt securities (“Debt Securities”) to be issued under an indenture to be entered into between the Issuer, as issuer, and a trustee (a form of which is included as Exhibit 4.3 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Indenture”); (iv) warrants (the “Warrants”); (v) purchase contracts (the “Purchase Contracts”); and (vi) units (the “Units”); and (B) up to 23,176,442 shares (the “Secondary Shares”) of Common Stock that may be offered and sold by certain of the Issuer’s selling securityholders named in the Prospectus included in the Registration Statement. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

This opinion is limited to the federal law of the United States and the laws of the State of New York and the Delaware General Corporation Law, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

This communication is confidential and may be privileged or otherwise protected by work product immunity.
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For the purpose of this opinion, we have examined the Registration Statement, the Prospectus, the form of Indenture filed as an exhibit to the Registration Statement, the amended and restated certificate of incorporation of the Issuer, as in effect on the date hereof and as amended to date (the “Charter”); the amended and restated bylaws of the Issuer, as in effect on the date hereof and as amended to date (the “Bylaws”); the resolutions adopted by the Board of Directors of the Isssuer (the “Board”); and such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that (i) the trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture; (ii) that each of the Debt Securities, Warrants, Purchase Contracts and Units and the Applicable Indenture, warrant agreements, purchase contract agreements and unit agreements governing such Securities will be governed by the internal laws of the State of New York;  (iii) the Issuer has the power to execute and deliver the Securities and the Indenture and the relevant agreements, and perform its obligations thereunder, that the Indenture and the relevant agreements have been duly and validly authorized, executed and delivered by the Issuer; (iv) the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified; (v) prior to the delivery of any Security, the Board shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded (vi) the Issuer will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware with respect to the Common Stock and the Secondary Shares and (vii) all Securities and the Secondary Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement.

In our opinion:

1	The Secondary Shares have been duly authorized by all necessary corporate action of the Issuer and are validly issued, fully paid and nonassessable.

2
When the issuance and sale of shares of Common Stock, the terms of the offering thereof and related matters, have been duly authorized by all necessary corporate action of the Board (or duly constituted and acting committee thereof), and such shares of Common Stock have been duly issued and delivered against payment of valid consideration therefor in accordance with such authorization and the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Issuer, such shares of Common Stock will be legally issued, fully paid and non-assessable.

3
When the issuance and sale of shares of a series of Preferred Stock, the terms of the offering thereof and related matters, have been duly authorized by all necessary corporate action of the Board (or duly constituted and acting committee thereof), including the designation of the relative rights, preferences and limitations of such series, a Certificate of Designations relating to such series has been properly filed with the Secretary of State of the State of Delaware, and such shares of Preferred Stock have been duly issued and delivered against payment of valid consideration therefor (which consideration shall not be less than the par value thereof) in accordance with such authorization and the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Issuer, such shares of Preferred Stock will be legally issued, fully paid and non-assessable.

4
When the Indentures relating to the Debt Securities have been duly authorized, executed and delivered by the applicable trustee and the Issuer and the Debt Securities have been duly authorized, executed and delivered by such trustee and the Issuer against payment therefor pursuant to the terms of the Indentures and when authenticated in accordance with the terms of the Indentures, the Debt Securities will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5
When the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered by the applicable warrant agent and the Issuer, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreements so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer, and the Warrants have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable warrant agreement, the Warrants will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6
When the applicable purchase contract agreement has been duly authorized, executed and delivered by the Issuer, and when the specific terms of a particular issuance of Purchase Contracts have been duly established in accordance with the terms of the applicable purchase contract agreement and duly authorized by the Issuer, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement, in the manner contemplated by the applicable prospectus or prospectus supplement and by such corporate action (assuming the securities issuable upon exercise of such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7
When the applicable unit agreement has been duly authorized, executed and delivered by the Issuer and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable unit agreement and duly authorized by the Issuer, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable prospectus or prospectus supplement and by such corporate action (assuming the securities comprising such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Linklaters LLP